                                                                    EXHIBIT 10.6



                         SIMIONE CENTRAL HOLDING, INC.
                     1996 INCENTIVE STOCK OPTION AGREEMENT

         THIS AGREEMENT is made as of the Date of Grant, by SIMIONE CENTRAL HOLDING, INC. (the "Company"), and Douglas E. Caddell (the "Optionee").

         Upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Agreement, the Company hereby awards as of the Date of Grant to Optionee an option (the "Option") under the Simione Central Holding, Inc. 1996 Stock Incentive Plan (the "Plan"), as described below, to purchase the Option Shares. Capitalized terms not defined or described herein have the meanings set forth in the Additional Terms and Conditions.

         A.      Date of Grant:   September 4, 1996

         B.      Exercise Price:  $0.55 per share

         C. Option Shares: All or any part of 50,000 shares of the Company's Class A common stock ("Common Stock")

         D. Vesting Schedule: The Option Shares shall vest one third on September 3, 1997, an additional one third on September 3, 1998, and the final one third on September 3, 1999, provided Optionee is continuously an Employee as defined herein through the respective dates on which the applicable Option Shares vest, and provided further the Option Shares shall vest in full immediately upon the occurrence of any Change in Control as defined herein while Optionee is an Employee.

         E. Exercise Period: Subject to such shorter period as is provided in the Additional Terms and Conditions, the Options may be exercised as to the percentage of vested Option Shares determined according to the Vesting Schedule during the Exercise Period which commences on the Date of Grant and ends at the close of business on the tenth anniversary of the Date of Grant.

         IN WITNESS WHEREOF, the Company has executed and sealed this Agreement as of the Date of Grant set forth above.

                                        SIMIONE CENTRAL HOLDING, INC.


                                        By:/S/ Gary M. Bremer
                                           -------------------------------------

                                        Title:CEO
                                              ----------------------------------

ATTEST:

/S/ James A. Tramonte
---------------------------------

Title: Secretary                        OPTIONEE:
      ---------------------------

      [CORPORATE SEAL]

                                        ----------------------------------------
                                        Douglas E. Caddell

                        ADDITIONAL TERMS AND CONDITIONS
                        OF SIMIONE CENTRAL HOLDING, INC.
                     1996 INCENTIVE STOCK OPTION AGREEMENT

        1.       Definitions

                 (a) "Affiliate" means (1) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or (2) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 (b) "Applicable Period" means the period of Optionee's employment with the Company or an Affiliate after the Date of Grant and for one
(1) year after termination of his employment; provided, that such one (1) year period shall not apply if, within six (6) months before or two (2) years after a Change in Control, Optionee terminates his employment for Good Reason or the Company or an Affiliate terminates his employment without Cause.

                 (c) "Business of the Company" means any business that involves the marketing, sale or performance of administrative or management services to home healthcare agencies, except that the Business of the Company shall not include the performance of such services for a business that owns and operates, on its own behalf, home health agencies.

                 (d) "Area" means the area within a fifty (50) mile radius of each location where the Optionee performed services for the Company or an Affiliate, as set forth in Exhibit A attached hereto, which may be updated from time to time by the Company without the Optionee's consent.

                 (e) "Cause" means, in connection with a termination of Optionee's employment by the Company or an Affiliate, termination for cause, within the meaning of the employment agreement of the Optionee, if any. If the Optionee does not have an employment agreement, "Cause" means, in connection with a termination of Optionee's employment by the Company or an Affiliate, a termination due to any of the following reasons: (1) willful and continued failure (other than any such failure resulting from his incapacity during physical or mental illness) to substantially perform his duties with the Company or an Affiliate; (2) any material act of fraud, misappropriation, or embezzlement which has, or is determined in good faith by the Committee to have, an adverse effect on the Company or an Affiliate; (3) conviction of Optionee for a felony or any other crime involving moral turpitude; or (4) the habitual and disabling use of alcohol or drugs.

                 (f) "Change in Control" means the consummation of (i) a merger, consolidation, share exchange, combination, reorganization, or like transaction involving the Company in which the shareholders of the Company immediately prior to such transaction do not own at least fifty percent

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(50%) of the value or voting power of the issued and outstanding capital stock of the Company or its successor immediately after such transaction, (ii) the sale or transfer (other than as security for the Company's obligations) of more than fifty percent (50%) of the assets of the Company in any transaction, a series of related transactions, or a series of transactions occurring within a one (1) year period, in which the Company, any corporation controlled by the Company, or the shareholders of the Company immediately prior to the transaction do now own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction, (iii) except as a result of a Public Offering, the sale or transfer of fifty percent (50%) or more of the value or voting power of the issue and outstanding capital stock of the Company by the holders thereof in a single transaction, a series of related transactions, or a series of transactions occurring within a one (1) year period, in which the Company and any corporation controlled by the Company, or the shareholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the value or voting power of the issued and outstanding equity securities of the acquiror immediately after the transaction, (iv) the dissolution or liquidation of the Company, (v) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"))(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such person to own 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (v) the following shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by merger, consolidation, share exchange, combination, reorganization, sale, or transfer or like transaction not described in Paragraph (i) or (iii) above and in which no Person (other than an employee benefit plan or related trust sponsored or maintained by the Company, any corporation controlled by the Company, or company resulting from such business combination) becomes the beneficial owner of 25% or more of the combined voting power of the then outstanding voting securities of such company as a result of the transaction, or (D) the acquisition of beneficial ownership of voting securities of the Company by a Person who beneficially owns 25% of the voting power of the outstanding voting securities of the Company as of the date hereof; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 25% as a result of a transaction described in clause (A) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company other than as a result of a transaction in clause (A) above, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Voting Securities; or (vi) either individuals who as of the date hereof or individuals who as of the date of consummation of the proposed transactions contemplated by an Agreement and Plan of Merger by and among InfoMed Holdings, Inc., InfoSub, Inc. and the Company (the "InfoMed Merger") constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board. Notwithstanding the foregoing, the consummation of the proposed transactions contemplated by the InfoMed Merger shall not result in a Change in Control for purposes of this Agreement.

                 (g) "Committee" means the Committee appointed by the Company's Board of Directors to administer the Plan.

                 (h) "Competing Business" means any person, firm, corporation, joint venture or other business entity which is engaged in the Business of the Company within the Area.

                 (i) "Confidential Information" means data and information relating to the business of the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to Optionee or of which Optionee became aware as a consequence of or through its relationship to the Company and which has value to the Company and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by Optionee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. The provisions in this Agreement restricting the use of Confidential Information shall survive for a period of two (2) years following termination of this Agreement.

                 (j) "Disability" means a disability of Optionee within the meaning of section 72(m)(7) of the Internal Revenue Code; that is, Optionee is unable to engage in any substantial gainful activity with the Company or any other employer, by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued and indefinite duration. If Optionee claims to have a Disability, he shall submit to the Committee a written request for Disability status together with medical evidence from a licensed physician identifying the existence of a Disability within the meaning of this definition. The Committee may then elect to have Optionee submit to an examination by a licensed physician selected by the Committee. The determination as to whether Optionee is subject to a Disability shall be made at the sole discretion of the Committee based on medical evidence submitted by either or both of the physicians.

                 (k) "Employee" means any person who is employed by the Company or an Affiliate for purposes of the Federal Insurance Contributions Act.

                 (l) "Fair Market Value" refers to the adequacy of the consideration for which Common Stock may be acquired or sold and means, as applicable:

                         (1)      The closing price of the Common Stock on the
principal securities exchange on which it is traded on the day immediately preceding the date as of which Fair Market Value is being determined or, if no Common Stock was traded on the immediately preceding day, on the next preceding trading date.

                         (2)      If Common Stock is not traded on a securities
exchange, but is reported by the National Association of Securities Dealers, Inc. Automated Quotation System and market information is published on a regular basis in The New York Times or in The Wall Street Journal, the average of the published high and low sales price or the published daily bid and asked prices, as so published, on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such prices were published.

                         (3)      If such market information is not published
on a regular basis, the average of the high bid and low asked prices of Common Stock in the over-the-counter market on the date immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded, as reported by the National Association of Securities Dealers Automated Quotation System, or, if not so reported, by a generally accepted reporting service.

                         (4)  If Common Stock is not publicly traded, Fair
Market Value shall be the value determined in good faith by the Committee with due consideration begin given to: (a) the most recent independent appraisal of the Company, if such appraisal is not more than twelve (12) months old; and (b) the valuation methodology used in any such appraisal.

                 (m) "Good Reason" means, in connection with a termination by Optionee of his employment with the Company or an Affiliate, such termination for good reason within the meaning of the employment agreement of the Optionee, if any. If the Optionee does not have an employment agreement, "Good Reason" means, in connection with a termination by Optionee of his employment with the Company or an Affiliate, a termination due to any of the following reasons: (1) the nature of the Optionee's duties or the scope of his responsibilities are materially modified without the Optionee's written consent, or (2) the Company or an Affiliate changes the location of Optionee's place of employment to more than 30 miles from its present location.

                 (n) "Public Offering" means the offering for sale by the Company of equity securities pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended, or any comparable law then in effect, and the effective date of any such Public Offering shall be the first day on which the securities covered thereby may lawfully be offered and sold pursuant to such registration statement.

                 (o) "Trade Secrets" means information including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (1) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The provisions in this Agreement restricting the use of Trade Secrets shall survive termination of this Agreement for so long as is permitted by the Georgia Trade Secrets Act of 1990, O.C.G.A. Section Section 10-1-760-10-1-767.

        2.       Term and Exercise of Option

                 (a) Except as otherwise provided in this Agreement, Optionee shall have the right to exercise the Option from time to time during the Exercise Period with respect to the percentage of the vested Option Shares as set forth on the Vesting Schedule.

                 (b) As a condition to exercising this Option, Optionee must deliver to the President of the Company on any business day (A) written notice, signed by the person exercising the Option, specifying the number of Option Shares being exercised and, if required, making the representations and covenants in substantially the same form as provided in the Notice of Exercise, attached as Exhibit B hereto; and (B) payment in cash of the Purchase Price (defined in Section 3) or in shares of Common Stock that have been held by the Optionee for at least six (6) months.

        Upon receipt of such notice and payment in full of the Purchase Price, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased.

                 (c) Except as otherwise provided in this Agreement, the Option shall terminate on the occurrence of the earliest of the following events: (1) the expiration of the Exercise Period; (2) the Committee exercises its right pursuant to Section 14 to terminate the Option; (3) the Optionee ceases to be an Employee where such termination is by the Company or an Affiliate with Cause; (4) the expiration of one (1) year after Optionee ceases to be an Employee if such termination is due to Disability or death; or (5) the provisions of Sections 10, 11, or 12 hereof apply.

        3. Purchase Price. Optionee must pay to the Company the Exercise Price in cash or in shares of Common Stock which have been held by Optionee for at least six (6) months (subject to adjustment pursuant to Section 14) multiplied by the number of the Option Shares being acquired through the exercise of this Option (the "Purchase Price"). Shares of Common Stock tendered by the Optionee in satisfaction of the Purchase Price shall be credited at their then Fair Market Value.

        4. Non-Transferability of Option. Except for any transfer of the Option by bequest or inheritance, the Optionee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in the Option. Any such disposition not made in accordance with this Agreement shall be deemed null and void. The Option shall be exercisable during the lifetime of Optionee only by Optionee, and after his death by a legatee or legatees under Optionee's last will and testament or by his personal representative or representatives, who shall be bound by the same terms of this Agreement as apply to the Optionee.

        5. Restrictions on Transfer of Option Shares. Except as provided in this Agreement or for any transfer of Option Shares by gift, bequest, or inheritance to the Optionee's or a subsequent shareholder's family member, estate, trust, heirs, or legatees or for any transfer on or after the effective date of a Public Offering, the Optionee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Option Shares. Any such disposition not made in accordance with this Agreement shall be deemed null and void. Any permitted transferee under this Section shall be bound by the same terms of this Agreement as apply to the Optionee.

        6. No Rights as Shareholder. Optionee, or his permitted transferee under Section 4, shall have no rights as a stockholder with respect to any Option Shares until the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights on or with respect to Option Shares purchased pursuant to this Option for which the record date is prior to the date of exercise hereof, except as provided in
Section 14 below.

        7.       Repurchase Rights.

                 (a) If Optionee ceases to be an Employee for any reason, the Company or its designee (the "Purchaser") shall have the right (1) prior to the effective date of a Public Offering of securities of the same class as the Option Shares, or (2) until ninety days after the close of the Applicable Period if Optionee has entered into any activity described in Section 10 or 11 during the Applicable Period or Section 12 during the applicable restrictive period to repurchase from the Optionee all Option Shares. For this purpose, a notice of exercise given by the Purchaser to the Optionee pursuant to this
Section 7 shall be effective to perfect the Purchaser's right of repurchase, subject to the remaining provisions of this Section 7.

                 (b)     (1)      The Purchaser, upon exercising this right of
repurchase, shall give written notice to the Optionee of the number of Option Shares to be repurchased, of the repurchase price, which shall be determined pursuant to Section 7(c) hereof, and of the time and date of the closing of the repurchase of the Option Shares, which shall be no later than sixty (60) days from the date of the notice and shall be held at the principal office of the Purchaser. At closing, the Purchaser shall deliver the repurchase price and the Optionee shall deliver the Option Shares to be repurchased duly endorsed for transfer and with all required revenue stamps attached, and the title to the Option Shares shall be transferred to the Purchaser free and clear of all liens, claims, and encumbrances, however described, except for restrictions imposed by applicable securities laws.

                         (2)      The price for Option Shares repurchased by
the Purchaser shall be payable at the election of the Purchaser as follows:

                                  (A)     All in cash at the closing, or

                                  (B)     If the purchase price equals or
exceeds $10,000, the Purchaser may pay the purchase price in substantially equal installments over a period designated by the Purchaser, which shall not be greater than five years from the date of purchase. Interest on the unpaid balance shall be at the applicable federal rate (as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended), in effect on the first business day preceding the date of repurchase. If the Purchaser elects to pay the purchase price in installments, the Purchaser shall have the right to prepay all or any portion of the purchase price at any time during the installment period.

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                 (c)     The repurchase price for each Option Share shall be an
amount equal to (1) for repurchases pursuant to Section 7(a)(1), the Fair
Market Value as of the date of the repurchase or (2) for repurchases pursuant to Section 7(a)(2), the lower of the Exercise Price paid by the Optionee or the Fair Market Value as of the date of repurchase. Notwithstanding the foregoing, if the Purchaser exercises repurchase rights under Section 7(a)(2), and prior to ninety days after the close of the Applicable Period, the Company becomes aware, and notifies the Optionee, that the Optionee has entered into any activity described in Section 10 or 11 during the Applicable Period or Section 12 during the applicable restricted period, the Optionee shall be liable to the Purchaser for the excess of the amount he received upon repurchase over the aggregate Exercise Price paid by the Optionee for such Option Shares. If, as of such date, the Optionee is receiving installment payments pursuant to section 7(b)(2)(B), the subsequent installments shall be reduced or cancelled to reflect the purchase price adjustment provided for herein.

        8.       Right of First Refusal.

                 (a) If, prior to the effective date of a Public Offering of securities of the same class of the Option Shares, the Optionee (or, if the Option Shares are owned or held by a transferee, such transferee) shall receive a bona fide offer from a third party to purchase any Option Shares acquired upon exercise of the Option, which offer the Optionee or such transferee intends to accept, the Optionee or such transferee, as the case may be, before consummating the sale to such third party, shall notify the Company in writing of such offer, which notice shall state the number of Option Shares subject to such offer and the price and terms of payment offered by such third party. The provisions of Section 7 shall apply and not this Section, unless Optionee gives the written notice required under this Section prior to the date the Purchaser gives the notice required in Section 7(a). The Purchaser (as defined in Section 7) shall have thirty (30) days after receipt by the Company of such notice within which to notify the Optionee or such transferee, as the case may be, in writing, of its election to purchase all the Option Shares which are the subject of such third party offer at the same price and upon the same terms and conditions as are contained in such third party offer. Failure by the Purchaser to give such written notice within such thirty (30) day period shall constitute a rejection of such offer by the Purchaser. If the Purchaser shall reject such offer or fail timely to accept such offer, or if after timely accepting such offer the Purchaser shall fail timely to consummate the purchase of the Option Shares which are the subject of that offer, then the Optionee or such transferee, as the case may be, shall be free to sell the Option Shares which are the subject of such third party offer to the third party at the price and upon the same terms and conditions as are set forth in the third party offer; provided, however, if the Optionee or such transferee, as the case may be, does not consummate such sale to the third party within sixty (60) days after rejection by the Purchaser of such offer or, if such offer is timely accepted by the Purchaser, after failure of the Purchaser timely to consummate such purchase, the Option Shares which were the subject of such third party offer or agreement shall once again become subject to the provisions of this
Section 8, and any subsequent disposition of such Option Shares shall be made only after compliance with the terms of this Section 8. If the Purchaser timely accepts such offer, the Company or its designee shall give written notice to the Optionee of the time and date of the closing of the repurchase, which shall be no later than thirty (30) days following the date the Purchaser gives written notice of its acceptance of such offer and shall be held at the principal office of the Company. At closing, the Purchaser shall deliver the sale price, and the Optionee shall deliver the Option Shares to be repurchased duly endorsed for transfer and with all required revenue stamps attached, and the title to the Option Shares shall be transferred to the Purchaser free and clear of all liens, claims and encumbrances, however described, except for restrictions imposed by applicable securities laws.

                  Notwithstanding the foregoing, if the Purchaser exercises its right of first refusal under this section, and prior to ninety days after the close of the Applicable Period, the Company becomes aware, and notifies the Optionee, that the Optionee has entered into any activity described in Section 10 or 11 during the Applicable Period or Section 12 during the applicable restricted period, the Optionee shall be liable to the Company for the excess of the amount he received upon repurchase over the exercise price paid by the Optionee for such Option Shares. If, as of such date, the Optionee has not received the cash purchase price or is receiving installment payments, the cash purchase price or subsequent installments, as applicable, shall be reduced or cancelled to reflect the purchase price adjustment provided for herein.

                 (b) The price for Option Shares repurchased shall be payable at the election of the Company or its designee as follows:

                                  (1)     Upon the terms of payment as are
contained in the third party offer, or,

                                  (2)     All in cash at the closing.

        9.       Put Rights.

                 (a) If, within six months before or two years after a Change in Control, Optionee ceases to be an Employee due to a termination by the Company without Cause or due to a termination by Employee for Good Reason, the Employee or his representative shall have the right to require the Company, within sixty (60) days following termination of employment and prior to the effective date of a Public Offering of securities of the same class as the Option Shares, to require the Company to purchase all of Optionee's Option Shares. For this purpose, a notice of exercise given by the Employee to the Company pursuant to this Section 9 shall be effective to perfect Optionee's right to sell, subject to the remaining provisions of this Section 9.

                 (b)(1) The Optionee, upon exercising this right to sell, shall give written notice to the Company of the number of Option Shares to be sold, and the Company shall thereupon give the Optionee notice of the time and date of closing of the repurchase of the Option Shares, which shall be no later than sixty (60) days from the date of the Optionee's notice and shall be held at the principal office of the Company. At closing, the Company shall deliver the sale price, and the Optionee shall deliver the Option Shares to be repurchased duly endorsed for transfer and with all required revenue stamps attached, and the title to the Option Shares shall be transferred to the Company free and clear of all liens, claims and encumbrances, however described, except for restrictions imposed by applicable securities laws.

                    (2) The price for Option Shares purchased by the Company shall be payable all in cash at the closing.

                 (c) The repurchase price for each Option Share shall be an amount equal to the Fair Market Value as of the date of the repurchase.

        10.      Forfeiture if Compete.

                 (a) The Option shall immediately terminate if Optionee, commencing on the Date of Grant and continuing through the Applicable Period (except on behalf of or with the prior written consent of the Company), within the Area, either directly or indirectly, on Optionee's own behalf, or in the service of or on behalf of others, engages in or provides managerial, supervisory, buying, sales, marketing, financial, administrative or consulting services or assistance to, or owns (other than ownership of less than five percent of the outstanding voting securities of an entity whose voting securities are traded on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System) a beneficial interest in any Competing Business. For purposes of this Section 10, Optionee acknowledges and agrees that the Business of the Company is conducted in the Area.

                 (b) The Option shall immediately terminate if Optionee, commencing on the Date of Grant continuing through the Applicable Period (except on behalf of or with the prior written consent of the Company), either directly or indirectly, on the Optionee's own behalf or in the service of or on behalf of others, solicits or diverts, or attempts to solicit or divert, for the purpose of providing services related to the Business of the Company, any individual or entity which was an actual or actively sought prospective client or customer of the Company with whom the Optionee had direct or indirect contact during the period commencing on the Date of Grant and continuing through the Applicable Period. For purposes of this Section 10(b), the Optionee acknowledges and agrees that he/she is engaged in performing services related to actual and actively sought prospective clients or customers.

        11. Forfeiture if Solicit Employees. The Option shall immediately terminate if Optionee, commencing on the Date of Grant and continuing through the Applicable Period (except on behalf of or with the prior written consent of the Company), either directly or indirectly, on Optionee's own behalf or in the service of or on behalf of others, solicits, diverts or hires, or attempts to solicit, divert or hire, any person employed by the Company or an Affiliate, whether or not such employee is a full-time employee or a temporary employee of the Company or an Affiliate and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

        12. Forfeiture if Disclose Proprietary Information. The Option shall immediately terminate if (except on behalf of or with the prior written consent of the Company), except to the extent necessary to perform the duties assigned to him by the Company or an Affiliate, Optionee uses, reproduces, distributes, discloses or otherwise disseminates the Confidential Information and Trade Secrets during the applicable restrictive period or any physical embodiments thereof or takes any action causing or fails to take the action necessary in order to prevent, any Confidential Information and Trade Secrets disclosed to or developed by Optionee to lose its character or cease to qualify as Confidential Information or Trade Secrets during the applicable restrictive period.

        13. Attorney-in-Fact. If the Optionee fails to deliver the Option Share certificates properly assigned when requested or required to do so pursuant to this Agreement, the Company shall cancel the Option Share certificates of the Optionee and shall deposit any payment required pursuant to this Agreement which was to be made to the Employee in exchange for the certificates to the credit or account of the Optionee in escrow with any clearinghouse bank in the City of Atlanta, Georgia, at the expense and risk of the Optionee, or his successors or assigns, whereupon the Company shall treat the Option Shares represented thereby as having been repurchased by the Company or its designees. Optionee irrevocably appoints the Chief Financial Officer of the Company as his true and lawful attorney-in-fact with full power of and authority to execute any stock power or other instrument necessary to transfer the Option Shares to the Company pursuant to this Agreement, in the name, place and stead of the Optionee.

        14. Change in Capitalization. The total number of Option Shares to be received upon exercise of the Option (both as to the number of Option Shares and the Purchase Price) shall be appropriately adjusted for any change in par value, split-up, stock split, reverse stock split, reclassification, merger, consolidation, distribution of stock dividends or similar capital adjustments, to the end that the Optionee's proportionate interest in value shall be maintained as before the occurrence of the event. The adjustment shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Exercise Price.

        The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any adjustment may provide for the elimination of any fractional Option Shares.

        Notwithstanding any other provision of this Agreement, the Committee reserves the right in the event of a sale of substantially all of the Common Stock or property of the Company or the merger or consolidation of the Company, or a dissolution or liquidation of the Company, to terminate the Option in consideration of the payment to the Optionee of the difference between (a) and
(b) where (a) equals the Fair Market Value of the unexercised Option Shares (whether vested or not) and (b) equals the Purchase Price of such unexercised Option Shares.

        15. Shareholders' Agreement. If, at the date of grant of the Option, there is an effective agreement among the shareholders of the Company, the Optionee shall, if requested by the Company, execute any such shareholders' agreement as a condition of receiving any certificates for the Option Shares.

        16. Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, the Option may not be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which Optionee resides, and/or any other applicable securities laws.

        17. Successors. This Agreement shall inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Company and Optionee.

        18. Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the President of the Company, or to the Company (attention of the President), at 6650 Powers Ferry Road, Suite 200, Atlanta, Georgia 30339, or at any other address as the Company, by notice to Optionee, may designate in writing from time to time; to Optionee, at Optionee's address as shown on the records of the Company, or at any other address as Optionee, by notice to the Company, may designate in writing from time to time.

        19. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

        20. Entire Agreement. Subject to the terms and conditions of the Simione Central Holding, Inc. 1996 Stock Incentive Plan, which is incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

        21. Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

        22. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

        23. Resolution of Disputes. Any determination or interpretation by the Committee shall be final, binding and conclusive on all persons affected thereby.

        24. Compliance with Securities Laws. Notwithstanding anything contained herein to the contrary, no purported exercise of the Option shall be effective without the written approval of the Company, which may be withheld to the extent that its exercise, either individually or in the aggregate, together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the

Company, require the filing of a registration statement with the United States Securities and Exchange Commission, or with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may request in order for the Company to be able to satisfy itself that the Common Stock to be acquired pursuant to the exercise of the Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

                                * * * * * * * *

                                   EXHIBIT A



  [FOR PURPOSES OF DEFINITION OF "AREA," EACH LOCATION WHERE OPTIONEE WORKED]










                 EXHIBIT A to Incentive Stock Option Agreement

                                   EXHIBIT B

                             NOTICE OF EXERCISE OF
                            STOCK OPTION TO PURCHASE
                                COMMON STOCK OF
                         SIMIONE CENTRAL HOLDING, INC.



                                       Name
                                           -------------------------------------
                                       Address
                                              ----------------------------------

                                       -----------------------------------------
                                       Date
                                           -------------------------------------




Simione Central Holding, Inc.
Attention:  President
Suite 200
6650 Powers Ferry Road
Atlanta, Georgia 30339

Re:     Exercise of Incentive Stock Option

Gentlemen:

        Subject to acceptance hereof in writing by Simione Central Holding, Inc. (the "Company") pursuant to the provisions of the Simione Central Holding, Inc. 1996 Stock Incentive Plan (the "Plan"), I hereby give at least ten (10) days but not more than thirty (30) days prior notice of my election to exercise options granted to me to purchase ______________ shares of Common Stock of the Company under the Simione Central Holding, Inc. 1996 Incentive Stock Option Agreement granted on ____________________ (the "Agreement"). The purchase shall take place as of __________, 19__ (the "Exercise Date").

        On or before the Exercise Date, I will pay the applicable purchase price as follows:

        [  ]   by delivery of a certified check for $____________ for the full purchase price payable to the order of Simione Central Holding, Inc.

        [  ]   by delivery of a certified check for $________ representing a portion of the purchase price to the order of Simione Central
               Holding, Inc. with the balance to consist of shares of Common
               Stock that I have owned for at least six (6) months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common
               Stock represented by such stock certificate exceeds the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.





          EXHIBIT B to Incentive Stock Option Agreement Page 1 of 3

        [  ]   by delivery of a stock certificate representing shares of Common
               Stock that I have owned for at least six (6) months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceeds the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

        Covenants and Representations of Optionee. Optionee represents, warrants, covenants, and agrees with the Company as follows as of the date of exercising the Option:

               A. The Option is being received for Optionee's own account without the participation of any other person, with the intent of holding the Option and the Option Shares issuable pursuant thereto for investment and without the intent of participating, directly or indirectly, in a distribution of the Option Shares and not with a view to, or for resale in connection with, any distribution of the Option Shares or any portion thereof;

               B. Optionee is not acquiring the Option based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Option Shares subject to this Option, but rather upon an independent examination and judgment as to the prospects of the Company;

               C. Optionee has received a copy of the Plan, is familiar with the business and affairs of the Company, and realizes that the receipt of the Option Shares is a speculative investment and that any possible profit therefrom is uncertain;

               D. Optionee has had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all information available with respect to the Plan, the Company and its affairs, and has received all information and data with respect to the Plan and the Company that he has requested and which he has deemed relevant in connection with his receipt of the Option and the Option Shares subject thereto;

               E. Optionee is able to bear the economic risk of the investment, including the risk of a complete loss of his investment, and Optionee acknowledges that he must continue to bear the economic risk of the investment in the Option Shares received upon Option exercise for an indefinite period;

               F. Optionee understands and agrees that the Option Shares subject to the Option may be issued and sold to Optionee without registration under any state or federal law relating to the registration of securities for sale, and in that event will be issued and sold in reliance on exemptions from registration under appropriate state and federal laws;

               G. The Option Shares issued to Optionee upon exercise of the Option will not, subject to any other applicable restrictions set forth in the Plan or the Agreement, be offered for sale, sold or transferred by Optionee other than pursuant to:

                         (1)      an effective registration under applicable
state securities laws or in a transaction which is otherwise in compliance with those laws;





          EXHIBIT B to Incentive Stock Option Agreement Page 2 of 3

                         (2)      an effective registration under the
Securities Act of 1933 (the "1933 Act"), or a transaction otherwise in compliance with the 1933 Act; and

                         (3)      evidence satisfactory to the Company of
compliance with the applicable securities laws.

The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the foregoing laws.

               H. The Company will be under no obligation to register the Option Shares issuable pursuant to the Option or to comply with any exemption available for sale of the Option Shares by the Optionee without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the 1933 Act available with respect to sale of the Option Shares by the Optionee;

               I. A legend indicating that the Option Shares issued pursuant to the Option have not been registered under the applicable securities laws and referring to any applicable restrictions on transferability and sale of the Option Shares may be placed on the certificate or certificates delivered to Optionee and any transfer agent of the Company may be instructed to require compliance therewith;


        As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

                                        Very truly yours,


                                        ----------------------------------------
                                        Legal Signature

AGREED TO AND ACCEPTED:

SIMIONE CENTRAL HOLDING, INC.

By:
   -------------------------------
Title:
      ----------------------------
Number of Shares Exercised:
                           -------
Number of Shares Remaining:
                           -------
                                                  Date:
                                                       -------------------------





          EXHIBIT B to Incentive Stock Option Agreement Page 3 of 3